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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement Nos. 333-158484 and 333-181329 on Form S-3 and Nos.333-60810 and 333-127495 on Form S-8 of our report dated February 27, 2014, relating to the consolidated financial statements of California Water Service Group and subsidiaries and the effectiveness of California Water Service Group's internal control over financial reporting, appearing in the Annual Report on Form 10-K of California Water Service Group for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 27, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm